Exhibit 5.1

Gregory S. Gallopoulos
Senior Vice President
General Counsel
May 7, 2019
General Dynamics Corporation
2941 Fairview Park Drive
Suite 100
Falls Church, Virginia 22042

Dear Ladies and Gentlemen:
I am Senior Vice President, General Counsel and Secretary of General Dynamics Corporation, a Delaware corporation (the “Company”). I am familiar with the Registration Statement on Form S-8 (the “Registration Statement”) being filed under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof to register 450,000 shares (the “Shares”) of common stock, par value $1.00 per share, of the Company which may be issued from time to time by the Company pursuant to the General Dynamics United Kingdom Share Save Plan (the “Plan”).
I, or attorneys under my supervision, have examined originals or copies, certified or otherwise identified to my satisfaction, of each of (i) the Registration Statement, (ii) the Plan, (iii) the Restated Certificate of Incorporation of the Company, as amended to date, (iv) the Amended and Restated By-Laws of the Company, as amended to date, (v) resolutions of the Board of Directors of the Company relating to the Plan, and (vi) such other documents as I have deemed necessary or appropriate for the purpose of rendering this opinion. In giving this opinion, I am assuming the authenticity of all instruments presented to me as originals, the conformity with originals of all instruments presented to me as copies, the authenticity of the originals of all documents presented to me as copies and the genuineness of all signatures.
Based on the foregoing, foregoing, I am of the opinion that the Shares have been duly authorized by all necessary corporate action of the Company and, when duly issued, delivered and paid for in accordance with the terms of the Plan and the applicable award agreements, at prices not less than the par value thereof, will be validly issued, fully paid and non-assessable.
I am admitted to the bar in the State of Illinois, and I do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.
I hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Sincerely,
/s/ Gregory S. Gallopoulos
Gregory S. Gallopoulos

2941 Fairview Park Drive
Falls Church, VA 22042-4513